Exhibit 4.2

CARDTRONICS, INC.

CARDTRONICS USA, INC.

5.50% Senior Notes due 2025

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 28, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

This FIRST SUPPLEMENTAL INDENTURE, dated as of April 28, 2017 (this “Supplemental Indenture”), is among Cardtronics, Inc., a Delaware corporation (the “Company”), Cardtronics USA, Inc., a Delaware corporation (“Cardtronics USA” and, together with the Company, the “Issuers”), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (the “Parent Guarantor”), Cardtronics Holdings Limited, a private limited company organized under the laws of England and Wales (“Cardtronics Holdings”), CATM Holdings LLC, a Delaware limited liability company (“CATM Holdings,” and together with Cardtronics Holdings, the “Intermediate Parent Guarantors”), CATM Europe Holdings Limited, a private limited company organized under the laws of England and Wales (“CATM Europe”), DC Payments Australasia Pty Ltd, a private company organized under Australian law (“DC Payments”), Cardtronics Canada Holdings ULC, a corporation existing under the laws of Alberta (“Canada ULC”), CATM North America Holdings Limited, a private limited company organized under the laws of England and Wales (“CATM NA”), CATM Australasia Holdings Limited, a private limited company organized under the laws of England and Wales (“CATM Australasia”), Sunwin Services Group (2010) Limited, a private limited company organized under the laws of England and Wales (“Sunwin”), Cardtronics Canada Limited Partnership, a limited partnership existing under the laws of Alberta (“Canada LP”), Cardtronics Canada ATM Processing Partnership, a partnership existing under the laws of Alberta (“Canada ATM” and together with DC Payments, CATM Europe, Canada ULC, CATM NA, CATM Australasia, Sunwin and Canada LP, the “New Guarantors”), each of the other Guarantors signatory hereto (the “Existing Guarantors”) and WELLS  FARGO  BANK, NATIONAL  ASSOCIATION, as trustee (the “Trustee”). The New Guarantors, the Intermediate Parent Guarantors, the Parent Guarantor and the Existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

RECITALS

WHEREAS, the Issuers, the Parent Guarantor, the Intermediate Parent Guarantors, the Existing Guarantors signatory thereto and the Trustee are parties to that certain indenture, dated as of April 4, 2017 (the “Indenture”);

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Issuers to cause each of the New Guarantors to become a Guarantor by executing and delivering to the Trustee a supplemental indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, the Parent Guarantor, the Intermediate Parent Guarantors, the Existing Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Parent Guarantor, the Intermediate Parent Guarantors, the Existing Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1.Capitalized Terms

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.Agreement to Guarantee

Each New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Guaranteed Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Security Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantees.

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Section 3.Execution and Delivery

Each New Guarantor agrees that its Security Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee.

Section 4.Continued Effect

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed.  This Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture, as supplemented and amended, in the manner and to the extent herein and therein provided.

Section 5.New York Law to Govern

THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.Counterparts

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 7.Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.The Trustee

Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CARDTRONICS, INC.

By:	/s/ Edward H. West
Name: Edward H. West
Title: Chief Financial Officer

PARENT GUARANTOR:

CARDTRONICS PLC

By:	/s/ Edward H. West
Name: Edward H. West
Title: Chief Financial Officer

INTERMEDIATE PARENT GUARANTORS:

CARDTRONICS HOLDINGS LIMITED

By:	/s/ Edward H. West
Name: Edward H. West
Title: Director

CATM HOLDINGS LLC

By:	/s/ Edward H. West
Name: Edward H. West
Title: Manager

NEW GUARANTORS:

CATM EUROPE HOLDINGS LIMITED

By:	/s/ Jana Hile
Name: Jana Hile
Title: Director

DC PAYMENTS AUSTRALASIA PTY LTD

By:	/s/ Jana Hile
Name: Jana Hile
Title: Director

CATM NORTH AMERICA HOLDINGS LIMITED

By:	/s/ Edward H. West
Name: Edward H. West
Title: Director

Signature Page to First Supplemental Indenture

CATM AUSTRALASIA HOLDINGS LIMITED

By:	/s/ Edward H. West
Name: Edward H. West
Title: Director

SUNWIN SERVICES GROUP (2010) LIMITED

By:	/s/ Michael J. Pinder
Name: Michael J. Pinder
Title: Director

CARDTRONICS CANADA HOLDINGS ULC

By:	/s/ Patrick Moriarty
Name: Patrick Moriarty
Title: Chief Financial Officer

CARDTRONICS CANADA LIMITED PARTNERSHIP

By: Cardtronics Canada Operations Inc., its General Partner

By:	s/ Patrick Moriarty
Name: Patrick Moriarty
Title: Chief Financial Officer

CARDTRONICS CANADA ATM PROCESSING PARTNERSHIP

By: Cardtronics Canada Operations Inc., its General Partner

By:	s/ Patrick Moriarty
Name: Patrick Moriarty
Title: Chief Financial Officer

EXISTING GUARANTORS:

CARDTRONICS USA, INC.
CARDTRONICS HOLDINGS, LLC
ATM NATIONAL, LLC

By:	/s/ Edward H. West
Name: Edward H. West
Title: Chief Financial Officer

Signature Page to First Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

Signature Page to First Supplemental Indenture